ITEM 5.         OTHER EVENTS

           On December 29, 2000, the Company entered into a Fourth Amended and Restated Revolving Credit Facility and Term Loan Agreement (the "Amended and Restated Credit Agreement") with Toronto Dominion (Texas), Inc., as Lead Arranger and Administrative Agent, Fleet National Bank, as Documentation Agent, First Union National Bank, as Syndication Agent, Credit Suisse First Boston, as Co-Documentation Agent and each of the financial institutions from time to time party thereto. The commitment under the Amended and Restated Credit Facility is $1,400,000. A copy of the Amended and Restated Credit Agreement is attached as
Exhibit 10.1.

           On March 27, 2001, the Company amended certain provisions of its Amended and Restated Credit Agreement to enable a subsidiary of the Company to issue 12.5% Senior Discount Notes and to revise certain financial covenants. A copy of the First Amendment to the Fourth Amended and Restated Revolving Credit Facility and Term Loan Agreement is attached as Exhibit 10.2.